Exhibit 21.1

GAMESTOP CORP.

SUBSIDIARIES

GameStop Finance Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Corp.

ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.

Kongregate Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.

EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of ELBO, Inc.

GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Corp.

Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Corp.

Spawn Labs, Inc., a Delaware corporation, is a wholly owned subsidiary of GameStop Corp.

Simply Mac, Inc., a Utah corporation, is 49.9% owned subsidiary of GameStop Corp.

BuyMyTronics LLC, a Delaware limited liability company, is a wholly owned subsidiary of GameStop Corp.

Lua Hana Pty. Ltd., an Australian company, is a wholly-owned subsidiary of BuyMyTronics LLC.

Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.

GameStop Texas Ltd., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.

SOCOM LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.

GameStop Group Limited, an Irish company, is a wholly-owned subsidiary of EB International Holdings, Inc.

GameStop Limited, an Irish company, is a wholly-owned subsidiary of GameStop Group Limited.

GameStop UK Limited, an England and Wales company, is a wholly-owned subsidiary of GameStop Group Limited.

GameStop Global Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.

Jolt Online Gaming Limited, an Irish company, is a wholly-owned subsidiary of EB International Holdings, Inc.

Electronics Boutique Australia Pty. Limited, an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.

Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.

Playjam Holdings Limited, an England and Wales company, is a 15.35% owned subsidiary of EB International Holdings, Inc.

GameStop Europe Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.

GameStop France SAS, a French company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.

Herbé SAS, a French company, is a wholly-owned subsidiary of GameStop France SAS.

Micromania Group SAS, a French company, is a 98.56% owned subsidiary of GameStop France SAS and a 1.44% owned subsidiary of Herbé SAS.

Micromania SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.

Dock Games SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.

Micromania Online SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.

GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Italy Holdings Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Italy Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Sweden AB, a Swedish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Schweiz GmbH, a Swiss company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Iberia S.L., a Spanish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Austria GmbH, an Austrian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Oy, a Finnish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Norway AS, a Norwegian private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.